INDEPENDENT AUDITOR'S CONSENT

   Board of Directors and
    Shareholders
   FCB Financial Corp.

   We consent to the inclusion in this Annual Report (Form 10-K) of FCB Financial Corp. of our report dated April 17, 1998, relating to the financial statements of FCB Financial Corp. at and for the year ended March 31, 1998.

   We also consent to the incorporation of our report, included in this Annual Report on Form 10-K, into FCB Financial Corp.'s previously filed Form S-8 Registration Statements Nos. 33-82584 and 333-27135.

                                   /s/ Wipfli Ullrich Bertelson LLP
                                 Wipfli Ullrich Bertelson LLP


   June 22, 1998
   Green Bay, Wisconsin